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                                    EXHIBIT 6

                       CONSENT OF INDEPENDENT ACCOUNTANTS
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Board of Directors
American United Life Insurance Company(R)
Indianapolis, Indiana



We consent to the inclusion in Post-Effective Amendment No. 1 to the Registration Statement for the Flexible Premium Adjustable Variable Life Insurance Policy of our report dated February 27, 1998, on our audit of the financial statements of American United Life Insurance Company. We also consent to the reference to our Firm under the caption "Independent Auditors."



                                        /s/  Coopers & Lybrand L.L.P.


Indianapolis, Indiana
April 24, 1998